UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut		06831
(Address or principal executive offices)		(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2022, Belpointe PREP, LLC (the “Company”), through Belpointe PREP Financing, LLC (“PREP Financing”), an indirect wholly-owned subsidiary of the Company, provided a commercial mortgage loan in the principal amount of $30,000,000.00 (the “Loan”) to Norpointe, LLC (“Norpointe”), an affiliate of our Chief Executive Officer, Brandon Lacoff. Norpointe is the owner of certain real property located at 41 Wolfpit Avenue, Norwalk, Connecticut 06851 (the “Property”).

The Loan is evidenced by a promissory note in favor of PREP Financing bearing interest at a rate of 5% per annum and due and payable on December 31, 2022 (the “Note”), and is secured by a first mortgage lien on the Property pursuant to the terms of a Mortgage Deed and Security Agreement (the “Mortgage”).

The foregoing description of the Note and Mortgage does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Mortgage, which are filed as Exhibits 10.12 and 10.13 hereto and are incorporated herein by reference.

Item 9.01 Exhibits

Exhibit Number	Description
10.12	Promissory Note, dated January 3, 2022.
10.13	Mortgage Deed and Security Agreement, dated January 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2022

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer